UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2018 (September 13, 2018)

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ONE SOUTH OCEAN BOULEVARD, SUITE 301
BOCA RATON, FLORIDA 33432
 (Address of principal executive offices, including zip code)

(201) 265-0169
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

On September 11, 2018, Iszo Capital Management LP ("Iszo") filed a Form 4 with the Securities and Exchange Commission reporting that as of September 7, 2018 (the "Purchase Date"), Iszo purchased additional shares of common stock of AmBase Corporation (the "Company") that, together with previously acquired shares, resulted in Iszo being the beneficial owner of an aggregate of 10,312,485 shares of the Company's common stock representing more than 25% of the Company's issued and outstanding shares of common stock as of the Purchase Date. The Company is currently engaged in litigation with certain affiliates of Iszo regarding various claims, as discussed in the Company's most recent quarterly report on Form 10-Q for the quarter ended June 30, 2018 and annual report on Form 10-K for the year ended December 31, 2017, as amended (collectively, the "Iszo Litigation").

Pursuant to Section 11(d)(i)(C) of the Company's Amended and Restated Rights Agreement dated as of March 24, 1989, as amended through November 10, 2015, by between the Company and American Stock Transfer & Trust Company, LLC (the "Rights Agreement"), the acquisition of 25% or more of the Company's issued and outstanding shares of common stock by any person may constitute a trigger event (a "Triggering Event") under the Rights Agreement and result in the person becoming an "Acquiring Person" under the Rights Agreement unless the Board of Directors of the Company (the "Board"), within ten days after the first date of public disclosure that a person has acquired a 25% or more of the Company's issued and outstanding shares of Common Stock, determines in its discretion that such person shall not be an Acquiring Person and such event shall not be a Triggering Event for purposes of the Rights Agreement.

On September 13, 2018, the Board exercised its discretion and authority under the Rights Agreement to determine that Iszo, as of September 13, 2018, was not an Acquiring Person as of such date and that there has not been a Triggering Event under the Rights Agreement as of such date. Under the terms and conditions of the Rights Agreement, the Board retains continuing discretion to declare at any time in the future that Iszo is an Acquiring Person under the Rights Agreement upon ten days written notice to Iszo that the Board has made such a determination, so long as Iszo continues to own at least 25% of the Company's issued and outstanding shares of common stock on any such subsequent date.

The Board will continue to evaluate Iszo's beneficial ownership of the Company's common stock, including both past and any future acquisitions of Company common stock, its past and future conduct as regards the Company and the interests of the Company and its other stockholders, including its conduct in the Iszo Litigation to determine whether it may be in the best interests of the Company and its stockholders to declare Iszo an Acquiring Person under the Rights Agreement at a subsequent date pursuant to the Board's authority and discretion under the Rights Agreement to do so. The Company will make a public announcement of any subsequent determinations by the Board regarding Iszo and whether a Triggering Event under the Rights Agreement may occur.

A copy of the Company's press release announcing the Board's determination with respect to Iszo's status as an Acquiring Person under the Rights Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1	Press Release of AmBase Corporation dated September 14, 2018.

Cautionary Note Regarding Forward-Looking Statements

Statements made in this Current Report on Form 8-K (including Exhibit 99.1) may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Forward-looking statements can be identified by such words as "estimates," "expects," "anticipates," "believes," "plans," "intends" and variations of such words and similar expressions.  The Company cautions readers that a variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. These risks and uncertainties, many of which are beyond the Company's control, include, but are not limited to those set forth under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

The information in this Current Report on Form 8-K should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 and Annual Report on 10-K for the annual period December 31, 2017, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: September 14, 2018

EXHIBIT INDEX

Exhibit No. Description

99.1	Press Release of AmBase Corporation dated September 14, 2018.